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                                                                    Exhibit 99.1
                      RAND CAPITAL CORPORATION NEWS RELEASE

                                                          FOR IMMEDIATE RELEASE
                                                          FEBRUARY 4, 2004
                                                          CONTACT: ALLEN F. GRUM
                                                          716-853-0802

            RAND CAPITAL ANNOUNCES FOUR TRANSACTIONS AND QUARTER END

BUFFALO, NY, Rand Capital Corporation (www.randcapital.com) [NASDAQ: RAND] announced that its net asset value for the quarter ended December 31, 2003 is $1.62 per share, including $1.25 million in cash.

During the quarter, KIONIX, INC. (Ithaca, NY) (www.kionix.com) closed on a $28.5 million financing led by Lurie Investments and including Allen & Company and Gefinor Ventures, as well as others. As part of the financing, Rand converted its Bridge Note into additional shares of Series A stock and now owns 2,862,091 shares, which represents 2.14% of the Company. Greg Galvin, President and CEO, stated "Already in high-volume production for automotive applications, the Company can now complete its transition from start-up to industry-leading supplier, and meet rapidly-growing customer demand for our family of innovative MEMS products". KIONIX, a pioneer in the micro technology world, was founded to commercialize advanced Micro Electro Mechanical Systems (MEMS) technology that was developed at Cornell University.

SYNACOR, INC. (Buffalo, NY) (www.synacor.com) also raised $1.25 million through an investment led by Advantage Capital Partners. Previous Investors participated in the round, including the ECIDA/Niagara Region Ventures Fund and Rand Capital SBIC, LP who converted their accrued interest in SYNACOR into Series A Preferred Stock as part of this financing. SYNACOR develops provisioning platforms for aggregation and delivery of premium online content for broadband access providers.

Following the end of the quarter, Rand invested $400,000 as part of a $4.2 million financing with D'LISI FOOD SYSTEMS, INC. (Rochester, NY). Other investors include New York City based CAPCO Funds, Stonehenge Capital Fund and Enhanced Capital. Rand invested in a Subordinated Note and Warrants for a minority interest in the Company. D'LISI was founded in 1993 and produces private label and branded frozen pizzas for distribution throughout the United States, Canada and Mexico. D'LISI'S customers include convenience stores, supermarkets, large club stores, and food service distributors.

Also in January, Rand participated in the management buy-out of CAROLINA SKIFF, LLC (Waycross, GA) (www.carolinaskiff.com). In this transaction, Rand invested $1 million in a combination of Subordinated Notes and Common Equity equal to 5% of the Company. CAROLINA SKIFF is one of the leading manufacturers of fresh water and ocean fishing and pleasure boats.

Rand continues to repurchase shares under its stock buy back program through October 16, 2004, and have repurchased a total of 44,100 shares to date.


This release may contain forward-looking statements and reports the consolidated operations of Rand Capital Corporation and Rand Capital SBIC, L.P; all statements are pursuant to the Safe Harbor Provisions of the 1995 Private Securities Litigation Reform Act; and are subject to uncertainties in predicting future

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results. These statements reflect the Corporation's current beliefs, and many factors could cause actual results to differ materially from this release. See Rand's Form 10-Q's filed with the Securities and Exchange Commission for a detailed discussion of the risks associated with the Corporation's business, including but not limited to, risks associated with venture capital investing and other factors that could affect actual results. Except as required by Federal securities laws, Rand Capital Corporation and Rand Capital SBIC, L.P. undertakes no obligation to update or revise forward-looking statements for new events and uncertainties.

Rand Capital Corporation is a publicly held venture capital company, headquartered in Buffalo, New York, registered on the NASDAQ Small Cap Market under the symbol "RAND". Rand's investment strategy is to provide venture capital and expansion capital to emerging businesses, primarily in Upstate New York and the Northeast, through Rand, and its SBIC subsidiary.